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                                                                  Rule 424(b)(3)
                                                      Registration No. 333-57813

                          NEXTLINK COMMUNICATIONS, INC.

                    PROSPECTUS SUPPLEMENT DATED MARCH 3, 2000
                        TO PROSPECTUS DATED JULY 24, 1998

     The Selling Stockholders table on pages 16-17 of the Prospectus is hereby amended as follows to include additional Selling Stockholders:

                                                           Number of Shares of
Selling Stockholders                                         Preferred Stock
--------------------                                         ---------------
Merrill Lynch Pierce Fenner & Smith Inc.                         17,500